                      NON-QUALIFIED STOCK OPTION AGREEMENT
                            (Annual Automatic Option)

         OPTION AGREEMENT made as of the 1st day of July, 19 between UFP TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the
Corporation), and                   , a non-employee director of the
Corporation (hereinafter called the "Optionee").

         The Corporation desires, by affording the Optionee an opportunity to purchase 2,500 shares of its Common Stock, $.01 par value (hereinafter called the Common Stock), as hereinafter provided, to carry out the purpose of the 1998 Director Stock Option Incentive Plan (the "Director Option Plan") of the Corporation, adopted June 3, 1998.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

         1. GRANT OF OPTION. The Corporation hereby irrevocably grants to the Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 2,500 shares of the Common Stock (such number being subject to adjustment as provided in paragraph 7 hereof) on the terms and conditions herein set forth.

         2.  PURCHASE PRICE.  The exercise price of each of the shares of the
Common Stock covered by the Option shall be $              representing the
fair  market value as of the date hereof.

         3. TERM OF OPTION; CONDITIONS TO ISSUANCE AND EXERCISE OF OPTION. The term of the Option shall be for a period of ten years from the date hereof, subject to earlier termination as provided in paragraph 5 hereof. The Option shall become exercisable in full on the later of the date on which the Director Option Plan is approved by the shareholders of the Corporation, or six months following the date of grant hereunder. The purchase price of the shares as to which the Option shall be exercised shall be paid at the time of exercise as provided in paragraph 7 hereof. Except as provided in paragraph 5 hereof, the Option may not be exercised at any time unless the Optionee shall have continued to serve as a director of the Corporation, from the date hereof to the date of the exercise of the Option.

         The Corporation may, in its discretion, require as conditions to the right to exercise this Option that (a) a Registration Statement under the Securities Act of 1933, as amended, shall be in effect and current with respect to the shares issuable upon exercise of this Option, or (b) the Optionee has given to the

Corporation prior to the purchase of any shares pursuant hereto, assurances satisfactory to it that such shares are being purchased for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, including without limitation, a written agreement of the Optionee that the shares will not be transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Corporation gives a written opinion that such transfer is permissible under Federal and State law without registration.

         Nothing herein contained shall be deemed to require the Corporation to register, under Federal or any State law, this Option or any shares issued hereunder.

         4. NON-TRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Subject to the foregoing, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

         5. TERMINATION OF BOARD MEMBERSHIP-EXERCISE THEREAFTER. In the event that the Optionee's service on the Board of Directors of the Corporation is terminated for any reason other than death or permanent disability, such Optionee's Options may be exercised by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term but not later than three (3) months after the date of such termination.

          Should an Optionee cease to be a member of the Board of Directors of the Corporation because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as substantially amended), such Options may be exercised by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term but not later than one (1) year after the date of death or permanent disability.

          6. CHANGES IN CAPITAL STRUCTURE. The number of shares subject to the Option shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Corporation is changed by any stock dividend, stock split or combination of shares, the number of shares then subject to the Option shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Corporation with any other corporation or corporations, there shall be substituted, on an equitable basis for each share of Common Stock then subject to the Option, the number and kind of shares of Stock or other securities to which the holders of shares of Common Stock of the Corporation will be entitled pursuant to the transaction; and
(c) in the event of any other relevant change in the capitalization of the Corporation, the Board of Directors of the Corporation shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

         7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation at its principal business address attention of the Secretary. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At that time, this Option Agreement shall be turned in to the Corporation for action by the Corporation to reduce the number of shares to which it applies. Such notice shall be accompanied by payment in cash, by check, by shares of the Common Stock of the Corporation, or, if so approved by the Committee, by a promissory note in a form specified by the Committee, or by a combination of these methods. In the event that payment is made in shares of the Common Stock, the per share value of the Common stock shall be the last trading price of the Common Stock on the trading day next preceding the date of exercise of the Option. Payment may also be made, in the discretion of the Committee, by delivery (including delivery by facsimile transmission) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay for the exercise price, or by any other means which the Committee, in its discretion, determines to be consistent with the Plan's purpose and applicable law. Any Optionee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the Optionee chooses, regardless of the order in which said options were granted.

          The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to paragraph 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

         At the time of the exercise of the Option the Corporation may require, as a condition of the exercise of such Option, the Optionee to pay the Corporation an amount equal to the amount of tax the Corporation may be required to withhold to obtain a deduction for federal income tax purposes as a result of the exercise of the Option by the Optionee.

         8. GENERAL. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto. The Corporation makes no representation or warranty that this Option or shares issued pursuant hereto qualify under any Federal or State law for any special tax treatment. The terms of this Option Agreement shall be construed to conform with, and shall be governed by the provisions of the Director Option Plan and in the event of any inconsistency between the provisions of this Option Agreement and such Plan the provisions of such Plan shall control.

         9. APPROVAL BY STOCKHOLDERS. The grant of the Option is conditional upon the approval by the stockholders of the Corporation of the Director Option Plan adopted by the Board of Directors at the meeting of the Board of Directors held on June 3, 1998. In the event that such Plan is not so approved by the stockholders, this Option shall be cancelled and void.

         IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand and seal all as of the day and year first above written.

                                       UFP TECHNOLOGIES, INC.


                                       By:
                                          -------------------------------------


                                       ----------------------------------------


                                       ----------------------------------------
                                       Address


                                       ----------------------------------------